Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-155448, 333-163616, 333-170714, 333-178115, 333-185261, 333-192436, 333-200414, 333-208113, 333-214758, 333-219266, 333-221693 and 333-223219) of Sony Corporation of our report dated May 21, 2018, except for Note 29 (2), as to which the date is June 19, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Aarata LLC

Tokyo, Japan

June 19, 2018